Section A - Solicitation/Contract Form

GOVERNMENT CONTACTS
Contract Specialist:

U.S. Army Medical Research Acquisition Activity (USAMRAA
ATTM: MCMR-AAA-R (Mr. Jeff Ingram)
820 Chandler Street
Fort Detrick, MD 21702-5014

Voice: (301) 619-1361
FAX: (301) 619-2505
Email: jeff.ingram@us.army.mil

Contracting Officer (KO) (Authorized official to bind the Government in Contracts)

U.S. Army Medical Research Acquisition Activity (USAMRAA)
ATTM: MCMR-AAA (Ms. Pamela Nevels)
820 Chandler Street
Fort Detrick, MD 21702-5014

Voice: (301) 619-8802
FAX: (301) 619-6662
Email: pamela.nevels@amedd.army.mil

Contracting Officer’s Representative (COR) (Government customer/office receiving supplies/services)

USAMRICD
ATTN: MCMR-UV-CC (Dr John Graham)
       3100 Ricketts Point Road
Aberdeen Proving Ground
      MD, 21010-5400
       Voice: (410) 436-1197
      Email: John.Graham@amedd.army.mil

RESEARCH TITLE: Chemical Casualty Care: Wound Dressings Designed to Speed Wound Closure Following Debridement of Cutaneous Vesicant Injuries.

TERM OF CONTRACT: Phase I - November 14, 2005 - October 13, 2006 (Research ends May 13, 2005 for base period). The additional 5 months are to allow 1 month for submission of final report and 4 months to allow for Phase II determination. Phase II may or may not be awarded.

TOTAL CONTRACT VALUE: $70,000.00

FUNDING PROVIDED TO DATE: $70,000.00

PROJECT MANAGER: Dr. Bernd Liesenfeld

CONTRACT TYPE: Firm-Fixed Price

Section B - Supplies or Services and Prices

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001

Funds for SBIR Phase 1 awards
FFP
The contractor shall furnish the necessary equipment, personnel, facilities and supplies to conduct the SBIR Phase I research objectives in accordance with the Contract Schedule and the contractor's proposal No. A052-131-1765 Topic A05-131, pages 12-16, wich are incorporated herin by reference. See Section G for payment instructions.
PURCHASE REQUEST NUMBER: W81XWH-5291-M014

				NET AMT	$0.00

	ACRN AB Funded Amount				$70,000.00

FOB: Destination

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001AA		5	Months	$11,666.666	$58,333.33
	Phase I Monthly Reports FFP

				NET AMT	$58,333.33

	Funded Amount				$0.00

FOB: Destination

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001AB		1	Months	$11,666.666	$11,666.67
	Phase I Final Report FFP

				NET AMT	$11,666.67

	Funded Amount				$0.00

FOB: Destination

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0002		4	Months	$10,000.00	$40,000.00
OPTION
Phase I Option Period
FFP
The contractor shall furnish the necessary equipment, personnel, facilities and supplies to conduct the SBIR Phase I research objectives in accordance with the Contract Schedule and the contractor's proposal No. A052-131-1765 Topic A05-131, pages 12-16, wich are incorporated herin by reference. See Section G for payment instructions.

				NET AMT	$40,000.00

	Funded Amount				$0.00

FOB: Destination

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0003					NSP

Contractor Manpower Report (CMR)
FFP
Imput of the Accounting for Contract Services information in the web site operated and maintained by the Assistant Secretary of the Army (Manpower & Reserve Affairs). See the "Contractor Manpower Reporting" paragraph in Section C for specific reporting information. The Unit Identification Code for USAMRICD is: W4D7AA

				NET AMT

	Funded Amount				$0.00

FOB: Destination

Section C - Descriptions and Specifications
STATEMENT OF WORK
1. STATEMENT OF WORK

1. Background:

The U.S. Army Medical Research and Materiel Command, in support of the Department of Defense Small Business Innovation (SBIR) Program, has taken part in the Program Solicitation for FY2004. Objectives of the solicitation included stimulating technological innovation in the private sector, strengthening the role of the small business in meeting Federal research and development needs, fostering and encouraging participation by minority and disadvantaged persons in technological innovation, increasing the commercial application of DOD-supported research results, and improving their return on investment from Federally-funded research for economic and social benefits to the Nation. The Federal SBIR Program is mandated by Public Laws 97-219, 99-443, 102-564 and 106-554.

2. Phased Program:

a. Phase 1 is to determine, insofar as possible, the scientific or technical merit and feasibility of ideas submitted under the SBIR program. The contractor shall concentrate on that research or development which will significantly contribute to providing the scientific or technical feasibility of the approach or concept and which would be a prerequisite to further DOD support in Phase II.

b. Phase II awards are expected to be made during Fiscal year 2005 to firms with approaches that appear sufficiently promising as a result of Phase I. Phase II awards are expected to typically cover 2 - 5 man-years of effort and to cover a period generally not to exceed 24 months, subject to negotiation. The number of Phase II awards will depend upon Phase I results and availability of funds. Phase II is the principal research or development effort; it will require a more comprehensive proposal, outlining the proposal effort.

c. Under Phase III, it is intended that non-Federal capital be used by the small business to pursue commercial applications of the research or development. Also, under Phase III, Federal agencies may award non-SBIR funded follow-on contracts for products or processes, which meet the mission needs of those agencies.

3. Contractor Manpower Reporting: Input of the Accounting for Contract services information in the web site operated and maintained by the Assistant Secretary of the Army (Manpower & Reserve Affairs) is required. See the “Contractor Manpower Reporting” paragraph in Section C below for specific reporting information.

CLAUSES INCORPORATED BY FULL TEXT

Contractor Manpower Reporting (CMR) - (Accounting for Contract Services)

The Office of the Assistant Secretary of the Army (Manpower & Reserve Affairs) operates and maintains a secure Army data collection site where the contractor will report ALL contractor manpower (including sub-contractor manpower) required for performance of this contract. The contractor is required to completely fill in all the information in the format using the following web address: https://contractormanpower.army.pentagon.mil. The required information includes: (l) Contracting Office, Contracting Officer, Contracting Officer's Technical Representative; (2) Contract number, including task and delivery order number; (3) Beginning and ending dates covered by reporting period; (4) Contractor name, address, phone number, e-mail address, identity of contractor employee entering data; (5) Estimated direct labor hours (including sub-contractors); (6) Estimated direct labor dollars paid this reporting period (including sub-contractors); (7) Total payments (including sub-contractors); (8) Predominant Federal Service Code (FSC) reflecting services provided by contractor (and separate predominant FSC for each sub-contractor if different); (9) Estimated data collection cost; (10) Organizational title associated with the Unit Identification Code (UIC) for the Army Requiring Activity (the Army Requiring Activity is responsible for providing the contractor with its UIC for the purposes of reporting this information); (ll) Locations where contractor and sub-contractors perform the work (specified by zip code in the United States and nearest city, country, when in an overseas location, using standardized nomenclature provided on website); (l2) Presence of deployment or contingency contract language; and (l3) Number of contractor and sub-contractor employees deployed in theater this reporting period (by country). As part of its submission, the contractor will also provide the estimated total cost (if any) incurred to comply with this reporting requirement. Reporting period will be the period of performance not to exceed 12 months ending 30 September of each government fiscal year and must be reported by 31 October of each calendar year. Contractors may use a direct XML data transfer to the database server or fill in the fields on the website. The XML direct transfer is a format for transferring files from a contractor's system to the secure web site without the need for separate data entries for each required data element at the web site. The specific formats for the XML direct transfer may be downloaded from the web site.

Log number: 06287007

PRINCIPAL INVESTIGATOR (MAR 1999) (USAMRAA)

The Principal Investigator for this contract is Bernd Liesenfeld. This individual shall be continuously responsible for the conduct of the research project. The contractor shall obtain the Contracting Officer's approval to change the Principal Investigator or to continue the research work during a continuous period in excess of three months without the participation of an approved Principal Investigator. This contract is based on the Principal Investigator devoting 360 of effort to the project over the term of the contract. The contractor shall advise the Contracting Officer if the Principal Investigator will, or plans to, devote substantially less effort to the work than estimated in the contractor's proposal. A curriculum vitae shall be provided for professional associates added to the research project or substituted during the course of work.

INVESTIGATING AND REPORTING POSSIBLE SCIENTIFIC MISCONDUCT (MAR 1999) (USAMRAA)

a. "Misconduct" or "Misconduct in Science" is defined as fabrication, falsification, plagiarism, or other practices that seriously deviate from those that are commonly accepted within the scientific community for proposing, conducting or reporting research. It does not include honest error or honest differences in interpretations or judgments of data.
b. Contractors shall foster a research environment that prevents misconduct in all research and that deals forthrightly with possible misconduct associated with research for which U.S. Army Medical Research and Materiel Command funds have been provided or requested.
c. The contractor agrees to:
(1) Establish and keep current an administrative process to review, investigate, and report allegations of misconduct in science in connection with research conducted by the contractor;
(2) Comply with its own administrative process;
(3) Inform its scientific and administrative staff of the policies and procedures and the importance of compliance with those policies and procedures;
(4) Take immediate and appropriate action as soon as misconduct on the part of employees or persons within the organization's control is suspected or alleged; and
(5) Report to the Administrative Contracting Officer (ACO)
a decision to initiate an investigation into possible scientific misconduct.
d. The contractor is responsible for notifying the ACO of appropriate action taken if at any stage of an inquiry or investigation any of the following conditions exist:
(1) An immediate health hazard is involved;
(2) There is an immediate need to protect Federal funds or equipment;
(3) A probability exists that the alleged incident will be reported publicly; or
(4) There is a reasonable indication of possible criminal violation.

PROHIBITION OF USE OF HUMAN SUBJECTS (APR 2004) (USAMRAA)

** PROHIBITION - READ FURTHER FOR DETAILS **

Research under this award using human subjects may not begin until the U.S. Army Surgeon General's Human Subjects Research Review Board (HSRRB) approves the protocol. Written approval to begin research or subcontract for the use of human subjects under the applicable protocol proposed for this award will be issued from the US Army Medical Research and Materiel Command, HSRRB, under separate letter to the Contractor. A copy of this approval will be provided to the US Army Medical Research Acquisition Activity for the official file. Non-compliance with any provision of this clause may result in withholding of funds and or the termination of the award.

PROHIBITION OF USE OF LABORATORY ANIMALS (APR 2004) (USAMRAA)

** PROHIBITION - READ FURTHER FOR DETAILS **

Notwithstanding any other provisions contained in this award or incorporated by reference herein, the Contractor is expressly forbidden to use or subcontract for the use of laboratory animals in any manner whatsoever without the express written approval of the US Army Medical Research and Materiel Command, Animal Care and Use Office. The Contractor will receive written approval to begin research under the applicable protocol proposed for this award from the US Army Medical Research and Materiel Command, Animal Care and Use Office under separate letter. A copy of this approval will be provided to the US Army Medical Research and Acquisition Activity for the official file. Non-compliance with any provision of this clause may result in the termination of the award.

PROHIBITION OF USE OF HUMAN CADAVERS (APR 2004) (USAMRAA)

** PROHIBITION - READ FURTHER FOR DETAILS**

Research under this award using human cadavers may not begin until the U.S. Army Surgeon General's Human Subjects Research Review Board (HSRRB) approves the protocol. Written approval to begin research or subcontract for the use of human cadavers under the applicable protocol proposed for this award will be issued from the US Army Medical Research and Materiel Command, HSRRB, under separate letter to the Contractor. A copy of this approval will be provided to the US Army Medical Research Acquisition Activity for the official file. Non-compliance with any provision of this clause may result in withholding of funds and or the termination of the award.

PROHIBITION OF USE OF HUMAN ANATOMICAL SUBSTANCES (APR 2004) (USAMRAA)

** PROHIBITION - READ FURTHER FOR DETAILS**

Research under this award using human anatomical substances may not begin until the U.S. Army Surgeon General's Human Subjects Research Review Board (HSRRB) approves the protocol. Written approval to begin research or subcontract for the use of human anatomical substances under the applicable protocol proposed for this award will be issued from the US Army Medical Research and Materiel Command, HSRRB, under separate letter to the Contractor. A copy of this approval will be provided to the US Army Medical Research Acquisition Activity for the official file. Non-compliance with any provision of this clause may result in withholding of funds and or the termination of the award.

Section D - Packaging and Marking

a.	Packing shall be standard Commercial to ensure acceptance by common carriers for safest delivery to destination unless otherwise specified in the specifications or descriptions of the items.
b.	All shipping or mailing containers shall be marked showing Contract No. W81XWH-06-C-0024 and the destination address shown in Section F.

Section E - Inspection and Acceptance

INSPECTION AND ACCEPTANCE TERMS

Supplies/services will be inspected/accepted at:

CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
0001	Destination	Government	Destination	Government
0001AA	Destination	Government	Destination	Government
0001AB	Destination	Government	Destination	Government
0002	Destination	Government	Destination	Government
0003	Destination	Government	Destination	Government

CLAUSES INCORPORATED BY REFERENCE

52.246-9	Inspection Of Research And Development (Short Form)	APR 1984

Section F - Deliveries or Performance

PERIOD OF PERFORMANCE
c.
Phase I - November 14, 2005 - October 13, 2006 (Research ends May 13, 2005 for base period). The additional 5 months are to allow 1 month for submission of final report and 4 months to allow for Phase II determination. Phase II may or may not be awarded.

d.	The period of performance for Option Period I (CLIN 0002) is 14 June 2006 - 13 Oct. 2006 if exercised by the Government.

DELIVERY INFORMATION

CLIN	DELIVERY DATE	QUANTITY	SHIP TO ADDRESS	UIC

0001	POP 14-NOV-2005 TO 13-OCT-2006	N/A	USA MED RESEARCH AND MATERIEL COM JUANITA LIVINGSTON 504 SCOTT STREET FORT DETRICK MD 21702-5012 FOB: Destination	W23RYX

0001AA	POP 14-NOV-2005 TO 13-OCT-2006	N/A	(SAME AS PREVIOUS LOCATION) FOB: Destination	W23RYX

0001AB	POP 14-NOV-2005 TO 13-OCT-2006	N/A	(SAME AS PREVIOUS LOCATION) FOB: Destination	W23RYX

0002	POP 14-JUN-2006 TO 13-OCT-2006	N/A	(SAME AS PREVIOUS LOCATION) FOB: Destination	W23RYX

0003	POP 14-NOV-2005 TO 13-OCT-2006	N/A	(SAME AS PREVIOUS LOCATION) FOB: Destination	W23RYX

CLAUSES INCORPORATED BY FULL TEXT

FOR RESEARCH AND DEVELOPMENT CONTRACT AWARDS WITH VARIOUS REPORTING REQUIREMENTS.

Fill in appropriate name and address of contract specialist and COR in monthly and quarterly reporting clauses. Areas are marked in "Red."

DELETE AND RENUMBER PARAGRAPHS (and, if applicable, quarterly report format), AS APPLICABLE. --- CHOOSE FROM THE FOLLOWING:

PARAGRAPH 1. - MONTHLY TECHNICAL PROGRESS REPORTS - USED PREVIOUSLY FOR PHASE I SBIR AWARDS

PARAGRAPH 2. - QUARTERLY REPORTS - USED PREVIOUSLY FOR PHASE II SBIR AWARDS (ensure that report format for quarterly reports, following quarterly report initial information, is included). The Quarterly report should be modified to indicate (per instructions from the COR) if four (4) quarterly reports are required or if three (3) quarterly reports are required and then have the final report include the quarterly information

PARAGRAPH 3 - ANNUAL AND FINAL REPORTS - USED PREVIOUSLY FOR ALL RESEARCH AND DEVELOPMENT CONTRACT AWARDS

FOR RESEARCH AND DEVELOPMENT CONTRACT AWARDS WITH VARIOUS REPORTING REQUIREMENTS.

Fill in appropriate name and address of contract specialist and COR in monthly and quarterly reporting clauses. Areas are marked in "Red."

DELETE AND RENUMBER PARAGRAPHS (and, if applicable, quarterly report format), AS APPLICABLE. --- CHOOSE FROM THE FOLLOWING:

PARAGRAPH 1. - MONTHLY TECHNICAL PROGRESS REPORTS - USED PREVIOUSLY FOR PHASE I SBIR AWARDS

PARAGRAPH 2. - QUARTERLY REPORTS - USED PREVIOUSLY FOR PHASE II SBIR AWARDS (ensure that report format for quarterly reports, following quarterly report initial information, is included). The Quarterly report should be modified to indicate (per instructions from the COR) if four (4) quarterly reports are required or if three (3) quarterly reports are required and then have the final report include the quarterly information

PARAGRAPH 3 - FORMAT REQUIREMENTS FOR ANNUAL AND FINAL REPORTS - USED PREVIOUSLY FOR ALL RESEARCH AND DEVELOPMENT CONTRACT AWARDS

FOR RESEARCH AND DEVELOPMENT CONTRACT AWARDS WITH VARIOUS REPORTING REQUIREMENTS.

Fill in appropriate name and address of contract specialist and COR in monthly and quarterly reporting clauses. Areas are marked in "Red."

DELETE AND RENUMBER PARAGRAPHS (and, if applicable, quarterly report format), AS APPLICABLE. --- CHOOSE FROM THE FOLLOWING:

PARAGRAPH 1. - MONTHLY TECHNICAL PROGRESS REPORTS - USED PREVIOUSLY FOR PHASE I SBIR AWARDS

PARAGRAPH 2. - QUARTERLY REPORTS - USED PREVIOUSLY FOR PHASE II SBIR AWARDS (ensure that report format for quarterly reports, following quarterly report initial information, is included). The Quarterly report should be modified to indicate (per instructions from the COR) if four (4) quarterly reports are required or if three (3) quarterly reports are required and then have the final report include the quarterly information

PARAGRAPH 3 - ANNUAL AND FINAL REPORTS - USED PREVIOUSLY FOR ALL RESEARCH AND DEVELOPMENT CONTRACT AWARDS

REPORTING REQUIREMENTS (MARCH 2005) (USAMRAA)

1. MONTHLY TECHNICAL PROGRESS REPORTS

 a. The contractor shall submit a Monthly Technical Progress Report covering work accomplished during each calendar month of contract performance. It shall be brief, factual, and informal, and shall be prepared in accordance with the following:

(1) Cover containing:

(a) Contract number and title

(b) Type of report, sequence number of report, and period of performance being reported

(c) Contractor's name, address, and telephone number

(d) Principal Investigator

(e) Date of publication

(f) Contracting Officer's Representative

(2) Section I - A brief introduction covering the purpose and scope of the research effort.

(3) Section II - A brief description of overall progress to date plus a separate description for each task or other logical segment of work on which effort was expended during the report period. Description shall include pertinent data and graphs in sufficient detail to explain any significant results achieved.

(4) Section III - Problem Areas

(a) A description of current problems that may impede performance along with proposed corrective action.

(b) A description of anticipated problems that have a potential to impede progress and what corrective action is planned should the problem materialize.

(5) Section IV - A description of work to be performed during the next reporting period.

(6) Section V - Administrative Comments (Optional) - Description of proposed site visits and participation in technical meetings, journal manuscripts in preparation, coordination with other organizations conducting related work, etc.

(7) Section VI - A Gantt Chart showing actual progress versus scheduled progress.

b.  Monthly Technical Progress Reports shall be prepared by the seventh day following the month being reported, and shall be received within 10 days of the report month. The Monthly Technical Progress Report shall be submitted to the following addresses:

One Copy:  Director
U.S. Army Medical Research Acquisition Activity (USAMRAA)
ATTN: MCMR-AAA-B
820 Chandler Street
Fort Detrick, MD 21702-5014

One Copy:  USAMRICD
ATTN: John Graham
Building E3081 Room 231
3100 Ricketts Point Rd.
Aberdeen Proving Ground, MD 21010-5400
Voice: (401)-436-1197
Email: John.s.graham1@us.army.mil

2. QUARTERLY REPORTS (Reserved)

3. FORMAT REQUIREMENTS FOR ANNUAL/FINAL REPORTS

 a. Reserved

b. A final report summarizing the entire research effort, citing data in the annual reports and appended publications shall be submitted at the end of the award performance period. The final report will provide a complete reporting of the research findings. Journal publications can be substituted for detailed descriptions of specific aspects of the research, but an original copy of each publication must be attached as an appendix and appropriately referenced in the text. All final reports must include a bibliography of all publications and meeting abstracts and a list of personnel (not salaries) receiving pay from the research effort.

c. Although there is no page limitation for the reports, each report shall be of sufficient length to provide a thorough description of the accomplishments with respect to the approved Statement of Work. Submission of the report in electronic format (PDF or Word file only) shall be submitted to https://ers.detrick.army.mil.

 All reports shall have the following elements, in this order:

 FRONT COVER: A Sample front cover is provided at https://mrmc.detrick.army.mil/rrpindex.asp. The Accession Document (AD) Number should remain blank.

 STANDARD FORM 298: A Sample SF 298 is provided at https://mrmc.detrick.army.mil/rrpindex.asp. The abstract in Block 13 must state the purpose, scope, major findings and be an up-to-date report of the progress in terms of results and significance. Subject terms are keywords that may have previously assigned to the proposal abstract or are keywords that may be significant to the research. The number of pages shall include all pages that have printed data (including the front cover, SF 298, table of contents, and all appendices). Please count pages carefully to ensure legibility and that there are no missing pages as this delays processing of reports. Page numbers should be typed: please do not hand number pages.

 TABLE OF CONTENTS: Sample table of contents provided at https://mrmc.detrick.army.mil/rrpindex.asp.

 INTRODUCTION: Narrative that briefly (one paragraph) describes the subject, purpose and scope of the research.

 BODY: This section of the report shall describe the research accomplishments associated with each task outlined in the approved Statement of Work. Data presentation shall be comprehensive in providing a complete record of the research findings for the period of the report. Provide data explaining the relationship of the most recent findings with that of previously reported findings. Appended publications and/or presentations may be substituted for detailed descriptions of methodology but must be referenced in the body of the report. If applicable, for each task outlined in the Statement of Work, reference appended publications and/or presentations for details of result findings and tables and/or figures. The report shall include negative as well as positive findings. Include problems in accomplishing any of the tasks. Statistical tests of significance shall be applied to all data whenever possible. Figures and graphs referenced in the text may be embedded in the text or appended. Figures and graphs can also be referenced in the text and appended to a publication. Recommended changes or future work to better address the research topic may also be included, although changes to the original Statement of Work must be approved by the Army Contracting Officer's Representative. This approval must be obtained prior to initiating any change to the original Statement of Work.

 KEY RESEARCH ACCOMPLISHMENTS: Bulleted list of key research accomplishments emanating from this research.

 REPORTABLE OUTCOMES: Provide a list of reportable outcomes that have resulted from this research to include:

manuscripts, abstracts, presentations; patents
and licenses applied for and/or issued; degrees
obtained that are supported by this award;
development of cell lines, tissue or serum
repositories; infomatics such as databases and
animal models, etc.; funding applied for based
on work supported by this award; employment
or research opportunities applied for and/or
received based on experience/training supported
by this award.

 CONCLUSION: Summarize the results to include the importance and/or implications of the completed research and when necessary, recommend changes on future work to better address the problem. A "so what section" which evaluates the knowledge as a scientific or medical product shall also be included in the conclusion of the report.

 REFERENCES: List all references pertinent to the report using a standard journal format (i.e. format used in Science, Military Medicine, etc.).

 APPENDICES: Attach all appendices that contain information that supplements, clarifies or supports the text. Examples include original copies of journal articles, reprints of manuscripts and abstracts, a curriculum vitae, patent applications, study questionnaires, and surveys, etc.

Pages shall be consecutively numbered throughout the report. DO NOT RENUMBER PAGES IN THE APPENDICES.

Mark all pages of the report which contain proprietary or unpublished data that should be protected by the U.S. Government. REPORTS NOT PROPERLY MARKED FOR LIMITATION WILL BE DISTRIBUTED AS APPROVED FOR PUBLIC RELEASE. It is the responsibility of the Principal Investigator to advise the U.S. Army Medical Research and Materiel Command when restricted limitation assigned to a document can be downgraded to Approved for Public Release. DO NOT USE THE WORD "CONFIDENTIAL" WHEN MARKING DOCUMENTS.

REPORTS, MANUSCRIPTS AND PUBLIC RELEASES (APR 2004) (USAMRAA)

a. Contractors are encouraged to publish results of research supported by the US Army Medical Research and Materiel Command (USAMRMC) in appropriate media forum. Any publication, report or public release, which may create a statutory bar to the issuance of a patent on any subject invention, shall be coordinated with appropriate patent counsel.

b. Manuscripts intended for publication in any media shall be submitted to the Contracting Officer and Contracting Officer's Representative (COR), simultaneously with submission for publication. Review of such manuscripts is for comment to the Principal Investigator, not for approval or disapproval. Courtesy copies of the reprint shall be forwarded to the Contracting Officer and COR, even though publication may be subsequent to the expiration of the contract.

c. The Contractor shall notify the Contracting Officer of planned news releases, planned publicity, advertising material concerning contract work, and planned presentations to scientific meetings, prior to public release. This is not intended to restrict dissemination of research information but to allow USAMRMC advance notice in order to adequately respond to inquiries.

d. Manuscripts, reports, public releases and abstracts, which appear in professional journals, media and programs, shall include the following statements:

(l) "This work is supported by the US Army Medical Research and Materiel Command under Contract No. W81XWH-06-C-0024."

(2) "The views, opinions and/or findings contained in this report are those of the author(s) and should not be construed as an official Department of the Army position, policy or decision unless so designated by other documentation."

(3) As applicable, if the research involves the use of animals, the Contractor must include the following statement: "In conducting research using animals, the investigator(s) adhered to the Animal Welfare Act Regulations and other Federal statutes relating to animals and experiments involving animals and the principles set forth in the Guide for Care and Use of Laboratory Animals, National Research Council, 1996."

(4) As applicable, if the research involves human use, the Contractor must include the following statement: "In the conduct of research where humans are the subjects, the investigator(s) adhered to the policies regarding the protection of human subjects as prescribed by Code of Federal Regulations (CFR) Title 45, Volume 1, Part 46; Title 32, Chapter 1, Part 219; and Title 21, Chapter 1, Part 50 (Protection of Human Subjects)."

(5) As applicable, if the research involves the use of recombinant DNA, the Contractor must include the following statement: "In conducting work involving the use of recombinant DNA the investigator(s) adhered to the National Institutes of Health (NIH) Guidelines for Research Involving Recombinant DNA Molecules; Notice, Federal Register, November 19, 2001, Volume 66, Number 223."

Section G - Contract Administration Data

ACCOUNTING AND APPROPRIATION DATA

AB:	2152040000006N6N7A6655002M400255Y5P66SBMIPR5A6NR4D5666SB5P011071
AMOUNT:	$70,000.00

ACCOUNTING AND APPROPRIATION DATA

AB:	2152040000006N6N7A6655002M400255Y5P66SBMIPR5A6NR4D5666SB5P011071
AMOUNT:	$70,000.00

CLAUSES INCORPORATED BY FULL TEXT

REPRESENTATIONS AND CERTIFICATIONS (MAR 1999) (USAMRAA)

The representations, certifications, and other statements submitted by the contractor, dated 14 October 2005, are incorporated herein by reference.

USE OF TECHNICAL REFERENCE FACILITY (APR 2005) (USAMRAA)

The contractor agrees to use, to the extent practical, the technical reference facilities of the Defense Technical Information Center (DTIC) for the purpose of surveying existing knowledge and avoiding needless duplication of scientific and engineering effort and the expenditure thereby represented. The DTIC headquarters office is located at 8725 John J. Kingman Road, Fort Belvoir, VA 22060-6218. Information can also be obtained via the Internet at http://www.dtic.mil or via the toll-free number for the DTIC help desk, 1-800-225-3842. To the extent practical, all other sources, whether or not Government controlled, should be consulted for the same purpose.

TRAVEL (JULY 2005) (USAMRAA)

a. Approval of Foreign Travel. The cost of foreign travel is allowable only when the specific written approval of the Contracting Officer is obtained prior to commencing the trip. Approval shall be requested at least 30 calendar days before the scheduled departure date in order that all necessary clearances may be processed. Each individual trip must be approved separately, even though it may have been included in a previously approved budget. Foreign travel under this contract is defined as any travel outside of the United States and its territories and possessions.

b. Costs incurred by contractor personnel on official company business, whether foreign travel and/or domestic/local travel, are allowable, subject to the limitations contained in the Federal Acquisition Regulation (FAR) clause at 52.216-7, Allowable Cost and Payment, incorporated into this contract by reference, and FAR Part 31.2.

PROPERTY REPORTING (COMMERCIAL) (MAR 1999) (USAMRAA)

The designated property administrator for Government property acquired for use under this contract is the Contract Specialist, US Army Medical Research Acquisition Activity, Fort Detrick, MD 21702-5014. The contractor shall furnish the designated property administrator report, (i.e. DD FORM 1662, DOD Property in the Custody of Contractors).
a. Interim Inventories - Annually, as of 30 September, report due 10 October, each year.
b. Final Inventory - When the contract expires.

Section I - Contract Clauses

CLAUSES INCORPORATED BY REFERENCE

52.202-1	Definitions	JUL 2004
52.203-3	Gratuities	APR 1984
52.203-5	Covenant Against Contingent Fees	APR 1984
52.203-6	Restrictions On Subcontractor Sales To The Government	JUL 1995
52.203-7	Anti-Kickback Procedures	JUL 1995
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	JAN 1997
52.203-10	Price Or Fee Adjustment For Illegal Or Improper Activity	JAN 1997
52.203-12	Limitation On Payments To Influence Certain Federal Transactions	SEP 2005
52.204-4	Printed or Copied Double-Sided on Recycled Paper	AUG 2000
52.209-6	Protecting the Government's Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	JAN 2005
52.215-2	Audit and Records--Negotiation	JUN 1999
52.215-8	Order of Precedence--Uniform Contract Format	OCT 1997
52.215-10	Price Reduction for Defective Cost or Pricing Data	OCT 1997
52.215-18	Reversion or Adjustment of Plans for Postretirement Benefits (PRB) Other than Pensions	JUL 2005
52.215-21	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data--Modifications	OCT 1997
52.219-8	Utilization of Small Business Concerns	MAY 2004
52.219-14	Limitations On Subcontracting	DEC 1996
52.222-3	Convict Labor	JUN 2003
52.222-21	Prohibition Of Segregated Facilities	FEB 1999
52.222-26	Equal Opportunity	APR 2002
52.222-35	Equal Opportunity For Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans	DEC 2001
52.222-36	Affirmative Action For Workers With Disabilities	JUN 1998
52.222-37	Employment Reports On Special Disabled Veterans, Veterans Of The Vietnam Era, and Other Eligible Veterans	DEC 2001
52.223-14	Toxic Chemical Release Reporting	AUG 2003
52.225-13	Restrictions on Certain Foreign Purchases	MAR 2005
52.225-16	Sanctioned European Union Country Services	FEB 2000
52.226-1	Utilization Of Indian Organizations And Indian-Owned Economic Enterprises	JUN 2000
52.227-1 Alt I	Authorization And Consent (Jul 1995) - Alternate I	APR 1984
52.227-2	Notice And Assistance Regarding Patent And Copyright Infringement	AUG 1996
52.227-11	Patent Rights--Retention By The Contractor (Short Form)	JUN 1997
52.227-20	Rights in Data - SBIR Program	MAR 1994
52.229-3	Federal, State And Local Taxes	APR 2003
52.232-1	Payments	APR 1984
52.232-2	Payments Under Fixed-Price Research And Development Contracts	APR 1984
52.232-9	Limitation On Withholding Of Payments	APR 1984
52.232-23 Alt I	Assignment of Claims (Jan 1986) - Alternate I	APR 1984
52.232-25	Prompt Payment	OCT 2003
52.233-1	Disputes	JUL 2002
52.233-3	Protest After Award	AUG 1996
52.242-13	Bankruptcy	JUL 1995
52.243-1 Alt V	Changes--Fixed-Price (Aug 1987) - Alternate V	APR 1984
52.244-5	Competition In Subcontracting	DEC 1996
52.244-6	Subcontracts for Commercial Items	DEC 2004
52.249-1	Termination For Convenience Of The Government (Fixed Price) (Short Form)	APR 1984
52.249-2	Termination For Convenience Of The Government (Fixed-Price)	MAY 2004
52.249-9	Default (Fixed-Priced Research And Development)	APR 1984
52.253-1	Computer Generated Forms	JAN 1991
252.201-7000	Contracting Officer's Representative	DEC 1991
252.203-7001	Prohibition On Persons Convicted of Fraud or Other Defense-Contract-Related Felonies	DEC 2004
252.204-7000	Disclosure Of Information	DEC 1991
252.204-7003	Control Of Government Personnel Work Product	APR 1992
252.205-7000	Provision Of Information To Cooperative Agreement Holders	DEC 1991
252.209-7004	Subcontracting With Firms That Are Owned or Controlled By The Government of a Terrorist Country	MAR 1998
252.225-7001	Buy American Act And Balance Of Payments Program	JUN 2005
252.225-7002	Qualifying Country Sources As Subcontractors	APR 2003
252.225-7012	Preference For Certain Domestic Commodities	JUN 2004
252.227-7015	Technical Data--Commercial Items	NOV 1995
252.227-7016	Rights in Bid or Proposal Information	JUN 1995
252.227-7018	Rights in Noncommercial Technical Data and Computer Software--Small Business Innovation Research (SBIR) Program	JUN 1995
252.227-7019	Validation of Asserted Restrictions--Computer Software	JUN 1995
252.227-7025	Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends	JUN 1995
252.227-7027	Deferred Ordering Of Technical Data Or Computer Software	APR 1988
252.227-7030	Technical Data--Withholding Of Payment	MAR 2000
252.227-7034	Patents--Subcontracts	APR 1984
252.227-7037	Validation of Restrictive Markings on Technical Data	SEP 1999
252.227-7039	Patents--Reporting Of Subject Inventions	APR 1990
252.231-7000	Supplemental Cost Principles	DEC 1991
252.232-7003	Electronic Submission of Payment Requests	JAN 2004
252.235-7010	Acknowledgment of Support and Disclaimer	MAY 1995
252.235-7011	Final Scientific or Technical Report	NOV 2004
252.243-7001	Pricing Of Contract Modifications	DEC 1991
252.247-7023	Transportation of Supplies by Sea	MAY 2002
252.247-7024	Notification Of Transportation Of Supplies By Sea	MAR 2000

CLAUSES INCORPORATED BY FULL TEXT

EXPORT CONTRACT ACT COMPLIANCE

The contractor shall assess the work to be performed in this effort to assure that all actions are in compliance with the Export Administration Regulations, 15 CFR Part 730 (EAR), of the Export Administration Act of 1979, 50 U.S.C. app. 2401-2420 (EAA). Technology listed in the Commerce Control List (CCL), 15 CFR Part 774, of the EAR shall not be exported or exposed to foreign nationals without the written consent of the U.S. Department of Commerce.

52.217-9 OPTION TO EXTEND THE TERM OF THE CONTRACT (MAR 2000)

(a) The Government may extend the term of this contract by written notice to the Contractor within 7 days; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 30 days before the contract expires. The preliminary notice does not commit the Government to an extension.

(b) If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed 3 years.

52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

www.usamraa.army.mil